Suchit Punnose
Modulex Modular Buildings Plc
16 Berkeley Street
Mayfair
London W1J 8DZ

24th March 2023

*Re: Modulex - Letter of Intent*

Dear Suchit,

Further to our discussions on the subject matter, we are writing to issue this Letter of Intent to confirm our interest to engage you as a preferred modular contractor for our projects in the UK.

We are an asset manager specialising in the development of hotels in the UK and EU and have a proven track record of developing in excess of 5,000 keys in these markets.

We have a constant pipeline of hotel development opportunities where we are willing to place confirmed order with you subject to the following:

1. A discount of at least 10% to the UK modular market rate
2. Certify the buildings as Net Zero
3. BOPAS certified

Based on the current projects in hand, we could place order for circa 500 rooms at an average rate of £75,000 amounting to £37,500,000 subject to final specifications and contract.

We will be able to convert this LOI into a confirmed work order once we have inspected the factory and your product has been BOPAS certified.

Regards,

Anish Agarwal

Chief Executive Officer

16 Berkeley Street • Mayfair • London • W1J 8DZ • U.K.
Mobile: +44 7774 936 333 • Tel: +44 20 7183 3710
Web: www.phoenixcapitalpartners.co.uk